EXHIBIT 23.1

      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 27, 2004 relating to the consolidated financial statements of Accupoll Holding Corp. and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/S/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP

Newport Beach, California
April 4, 2005